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                                                                 Exhibit 24.1(d)


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Lomak Petroleum, Inc.:

We consent to the use of our report dated May 23, 1996, with respect to the statement of assets (other than productive oil and gas properties) and liabilities of the Bannon Interests as of December 31, 1995, and the related statement of revenues and direct operating expenses for the year ended December 31, 1995, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                                           KPMG PEAT MARWICK LLP

Houston, Texas
July 15, 1996